UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 24, 2008

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33774	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road Futian, Shenzhen, China, 518034
(Address of Principal Executive Offices)

(86) 755-8351-0888
Registrant's Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On March 24, 2008, China Security & Surveillance Technology, Inc., a Delaware corporation (the "Company"), issued a press release announcing that, Whitehorse Technology Limited, a British Virgin Islands corporation ("Whitehorse"), wholly-owned by Mr. Guoshen Tu, Chief Executive Officer and Chairman of the Board of Directors of the Company has entered into a Rule 10b5-1 stock purchase plan (the "Plan") with a broker. Whitehorse entered into the Plan as a part of Mr. Tu's long-term strategy to maintain his position as a principal stockholder of and to increase his personal investment in the Company. A copy of the press release is hereby furnished as Exhibits 99.1 and incorporated herein by reference.

The Plan was entered into in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company's insider trading policy. Rule 10b5-1 permits the implementation of a plan to prearrange purchases or sales of securities by insiders if the plan is adopted at a time when the insiders are not aware of any material, non-public information.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits.

99.1     Press release of China Security & Surveillance Technology, Inc., dated March 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Date: March 24, 2008	By:	/s/ Guoshen Tu
Guoshen Tu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release of China Security & Surveillance Technology, Inc., dated March 24, 2008